SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 25, 2007

                            ProAssurance Corporation
             (Exact name of registrant as specified in its charter)

       Delaware                     001-16533                  63-1261433
(State of Incorporation)      (Commission File No.)      (IRS Employer I.D. No.)


              100 Brookwood Place, Birmingham, Alabama          35209
                (Address of Principal Executive Office )      (Zip code)

       Registrant's telephone number, including area code: (205) 877-4400


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Securities Act
    (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange
    Act (17CFR 240.13e-(c))

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ITEM 5.02:      DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
                DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

         On April 26, 2007, ProAssurance Corporation announced that its Chairman and Chief Executive Officer, A. Derrill Crowe, M.D., has informed the Board of Directors that he will retire as Chief Executive Officer effective July 1, 2007. Dr. Crowe will remain as non-executive Chairman of the Board of Directors of ProAssurance. ProAssurance also announced that its Board of Directors has elected W. Stancil Starnes will be the new Chief Executive Officer of ProAssurance, also effective July 1, 2007. On April 26, 2007 ProAssurance issued a news release, included as Exhibit 99.1 to this Current Report on Form 8K, announcing these executive management changes.

         Mr. Starnes, age 58, assumed his current responsibilities as President, Corporate Planning and Administration with Brasfield & Gorrie, LLC on October 1, 2006. Brasfield & Gorrie, LLC, a large Birmingham, Alabama based commercial construction firm with approximately $2 billion in revenue. As President of Corporate Planning and Administration, Mr. Starnes participated as a member of senior management in company operations with a particular focus on all of the non-construction activities of Brasfield & Gorrie.

         Prior to joining Brasfield and Gorrie, he was one of the founders and ultimately senior and managing partner of the Birmingham-based law firm of Starnes & Atchison, LLP. Mr. Starnes currently maintains an "of counsel" position with Starnes & Atchison, LLP, but will resign before assuming his duties at ProAssurance. As an attorney at Starnes & Atchison, Mr. Starnes represented local and national clients in a wide range of civil trials, appeals and litigation, including commercial, securities, medical liability and insurance litigation matters.

         From 1978 to October 2006, he represented and counseled ProAssurance in his capacity as partner with Starnes & Atchison and, as a result, has thorough knowledge and understanding of ProAssurance's operations and insurance philosophy. Since October 1, 2006, Mr. Starnes has not had a financial interest in Starnes & Atchison, nor has he worked on any ProAssurance matters, either independently or on behalf of Starnes & Atchison. Mr. Starnes has no family relationship with any other executive officer or director of ProAssurance.

         In connection with the resignation of Dr. Crowe, ProAssurance expects that it will amend its employment agreement with Dr. Crowe. There will be no change in compensation for 2007. The basic terms of such amendment, which would be effective beginning January 1, 2008, will include:

     o    annual salary of $500,000 for 2008 and 2009; and

     o    perquisites determined at levels consistent with past practice.

         ProAssurance also expects to enter into an employment agreement with Mr. Starnes, with basic terms including the following:

     o    term of five years;

     o base salary of $750,000 per annum subject to annual adjustments at the discretion of the Board of Directors;

     o    annual  bonus equal to 100% of the base salary for 2007 (pro rata) and
          2008;   bonuses  after  2008  will  be  based  on  objective  criteria established by the Board of Directors;

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     o    one-time  grant of 100,000 stock options  effective and priced on July
          2, 2007, the first day of stock trading following Mr. Starnes expected date of employment;

     o annual grant of equity compensation (options and/or performance shares) having a present value of $500,000 during the term;

     o reimbursement for any lost compensation between May 1, 2007 and July 1, 2007; and

     o perquisites determined consistent with those presently provided to the CEO.

The employment agreements with Dr. Crowe and Mr. Starnes are subject to negotiation and may include such other terms as are mutually agreeable and customary in employment contracts for executives. ProAssurance will file with the Securities and Exchange Commission the amendment to Dr. Crowe's employment agreement and the employment agreement with Mr. Starnes as exhibits at such time when such amendment and employment agreement have been executed by the respective parties.



Item 9.01:      Financial Statements and Exhibits


        (c)     Exhibit         Description
                -------         -----------
                 99.1           Press Release dated April 26, 2007.



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SIGNATURE


         Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2007


                                        PROASSURANCE CORPORATION


                                        By: /s/ Frank B. O'Neil
                                            ------------------------------------
                                            Frank B. O'Neil
                                            Sr. Vice-President



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